Exhibit 99.1

For further information:	Sheila Davis, PR/IR Manager - 641-585-6803

WINNEBAGO INDUSTRIES ANNOUNCES FIRST QUARTER

FISCAL 2007 FINANCIAL RESULTS CONFERENCE CALL TO BE HELD

ON DECEMBER 14, 2006

FOREST CITY, IOWA, December 8, 2006 – Winnebago Industries, Inc. (NYSE: WGO), a leading United States motor home manufacturer, will host a conference call on Thursday, December 14, 2006 at 9 am CT to discuss the financial results for its first quarter of fiscal 2007 ended November 25, 2006. The Company will release its financial results on December 14, 2006 at 6:00 am CT.

Winnebago Industries’ conference call may be heard live via the Company’s website, http://www.winnebagoind.com/investor.html. If you are unable to participate during the live Web cast, the call will be archived on the Company’s website. To access the replay, click on http://www.winnebagoind.com/investor.html.

Minimum requirements to listen to the Web cast: either Windows Media Player or RealPlayer and at least a 28.8 Kbps connection to the Internet. The Windows Media Player software is downloadable free at: www.microsoft.com/windows/windowsmedia/download/default.asp, and the RealPlayer software is downloadable free at: www.real.com/products/player/index.html.

About Winnebago Industries

Winnebago Industries, Inc. is a leading United States manufacturer of motor homes, self-contained recreation vehicles used primarily in leisure travel and outdoor recreation activities. The Company builds quality motor homes under the Winnebago and Itasca brand names with state-of-the-art computer-aided design and manufacturing systems on automotive-styled assembly lines. The Company’s common stock is listed on the New York, Chicago and NYSE Arca Stock Exchanges and traded under the symbol WGO. Options for the Company’s common stock are traded on the Chicago Board Options Exchange. For access to Winnebago Industries’ investor relations material, to add your name to an automatic email list for Company news releases or for information on a dollar-based stock investment service for the Company’s stock, visit, http://www.winnebagoind.com/html/company/investorRelations.html.

# # #